UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

United Security Bancshares

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2025

The date of this Supplement is April 18, 2025

This supplement, dated April 18, 2025 (this “Supplement”), supplements the Definitive Proxy Statement filed on Schedule 14A with the U.S. Securities and Exchange Commission on April 7, 2025 (the “Proxy Statement”), initially mailed or furnished to shareholders on or about April 7, 2025, by United Security Bancshares (the “Company”) for the Company’s 2025 Annual Meeting of Shareholders to be held on Wednesday, May 21, 2025 at 6:00 p.m., Pacific Daylight Time (PDT) (the “Meeting”). This Supplement clarifies the effect of abstentions and broker non-votes. All other information in the Proxy Statement remains unchanged.

Revision to Proxy Statement

The last paragraph under the subsection entitled “What vote is required to approve each proposal, and what is the effect of withholding authority to vote, broker non-votes, and abstentions?” under the section entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING” on page 4 of the Proxy Statement is hereby amended and restated as follows:

Assuming a quorum has been established at the Meeting, California law requires the affirmative vote of a majority of the shares represented and voting at the Meeting to adopt a proposal (other than the election of directors), unless the vote of a greater number is required by law or by our Articles of Incorporation. Abstentions and broker non-votes are not treated as shares voting on any proposal. Therefore, abstentions and broker non-votes will have the same effect as votes cast AGAINST any proposal except for the proposal for the election of directors. ~~the proposal to ratify our independent registered public accounting firm.~~ That is, abstentions and broker non-votes will reduce the number of affirmative votes and therefore reduce the total percentage of votes the proposal might otherwise have received.

This Supplement should be read together with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.